EXHIBIT 11.1
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)



                                                       Three Months Ending
                                                  February 24,      February 25,
                                                       1995              1994
                                                    -----------      -----------
PRIMARY
Average Shares Outstanding ....................       8,612,157        7,002,349
Net Effect of dilutive stock options and
convertible issues based on the treasury
stock method using average market price .......            --            353,089
                                                    -----------      -----------
Total .........................................       8,612,157        7,355,438
                                                    ===========      ===========
Net Income/(Loss) .............................     $(3,219,000)     $   765,000
                                                    ===========      ===========
Per Share Amount ..............................     $      (.37)     $       .10
                                                    ===========      ===========

FULLY DILUTED
Average Shares Outstanding ....................       8,612,157        7,002,349
Net effect of dilutive stock options and
convertible issues based on the treasury
stock method using the period ending
market price, if higher than average
market price ..................................            --            353,089
                                                    -----------      -----------
Total .........................................       8,612,157        7,355,438
                                                    ===========      ===========
Net (Loss)/Income .............................     $(3,219,000)     $   765,000
                                                    ===========      ===========
Per Share Amount ..............................     $     (0.37)     $       .10
                                                    ===========      ===========